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                                                                  EXHIBIT 10.6.1
                         POWERWAVE TECHNOLOGIES, INC.

                                AMENDMENT NO. 1
                                      TO
                           1996 STOCK INCENTIVE PLAN

     As approved at a regularly scheduled meeting of the Board of Directors of Powerwave Technologies, Inc., a Delaware corporation (the "Company"), the 1996 Stock Incentive Plan is amended as follows:

     First, a new Section 2.3.1 is added as follows:

     "2.3.1 Cause. "Cause" with respect to any Participant shall mean "cause" as defined in such Participant's employment agreement or, in the absence of any employment agreement, (i) the material breach or material neglect of the duties and obligations required by the Participant, which breach or neglect continues for at least thirty (30) days after the Board of Directors of the Company (or its successor) has given written notice to the Participant of such breach or neglect, stating with particularity the nature thereof; (ii) the conviction of the Participant of a felony or any crime (whether or not a felony) involving moral turpitude; or (c) proven unauthorized disclosure of material confidential information or trade secrets of the Company."

     Second, Section 8.1 is amended to include a new second sentence which reads as follows:

     "If, within 180 days of a Change in Control (regardless of its approval or non-approval by the Continuing Directors), an individual Participant's status as a Service Provider is terminated by the Company or its successor other than for Cause, then such Participant's Options, Rights of Purchase and Restricted Stock, to the extent not previously accelerated, shall be accelerated and concurrent with the date of such termination such Participant shall have the right to exercise such Options and Rights of Purchase in respect to any or all shares subject thereto."


                                     Attest:


                                     /s/ KEVIN T. MICHAELS
                                     ----------------------------
                                     Kevin T. Michaels, Secretary